EXHIBIT 4.4

AMENDMENT NO. 1 TO AMENDED AND RESTATED SENIOR SECURED PROMISSORY NOTE

Amendment No. 1 to Amended and Restated Senior Secured Promissory Note (this “Amendment”), dated as of November 22, 2024, among Cannapharmarx, Inc., (the “Borrower”) and Koze Investments LLC (the “Lender”).

WHEREAS, the Borrower and the Lender have entered into an Amended and Restated Senior Secured Promissory Note, dated as of November 22, 2023 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Loan Agreement”).

WHEREAS, the parties hereto desire to amend the Loan Agreement on the terms and subject to the conditions set forth herein; and

WHEREAS, the Borrower has requested, and the Lenders have agreed, to amend the Loan Agreement to extend the Maturity Date on the terms set forth in this Amendment; and

WHEREAS, the Loan Agreement may be amended by agreement of the Borrower and Lender.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment shall have the respective meanings given them in the Loan Agreement.

2. Amendments to the Loan Agreement. The Loan Agreement is hereby amended to reflect that the Maturity Date shall be extended. The Maturity Date of the Note shall be December 31, 2025, subject to extension under the terms of the Note.

3. Limited Effect. Except as expressly provided hereby, all the terms and provisions of the Loan Agreement and the other documents entered in connection therewith (collectively, the “Transaction Documents”) are and shall remain in full force and effect and are hereby ratified and confirmed by the Borrower. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Loan Agreement or the other Transaction Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Borrower that would require the waiver or consent of the Agent or the Lenders.

4. Representations and Warranties. The Borrower hereby represents and warrants to the Agent and each Lender (before and after giving effect to this Amendment) that:

(a) The Borrower has the power and authority, and the legal right, to execute, deliver and perform this Amendment and to obtain extensions of credit under the Loan Agreement as amended by this Amendment (the “Amended Loan Agreement”).

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(b) Borrower has taken all necessary corporate actions to authorize the execution, delivery and performance of this Amendment.

(c) No consent or authorization of, filing with, notice to or other act by, or in respect of, any other person is required in connection with this Amendment, the extensions of credit under the Amended Loan Agreement or the execution, delivery, performance, validity or enforceability of this Amendment, or the performance, validity or enforceability of the Amended Loan Agreement, except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect.

(d) This Amendment has been duly executed and delivered by the Borrower. This Amendment constitutes the legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(e) No default or Event of Default has occurred and is continuing or will result from this Amendment or any extension of credit under the Amended Loan Agreement.

5. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the Borrower and the Lender and each of their respective successors and assigns.

6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware.

7. Counterparts. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Amendment by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

8. FVC Counsel. The Borrower understands and agrees that Fabian VanCott acted as counsel of Lender in preparation of this Amendment and acknowledges and renews its conflict waiver that was provided in connection with Fabian VanCott acting as legal counsel for certain matters involving the Lender and the Borrower.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

LENDER

KOZE INVESTMENTS LLC

By:
Elliot Zemel, Manager

BORROWER

CANNAPHARMARX INC.

By:
Constantine Nkafu, Authorized Signer

SIGNATURE PAGE
AMENDMENT NO. 1 TO AMENDED AND RESTATED SENIOR SECURED PROMISSORY NOTE

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